As amended by the board of directors on January 28, 1982 (Article II, Section 2), on June 12, 1985 (Article II, Section 8; Article
VIII); on March 26, 1986 (Article II, Section 1); on March 26, 1986, effective April 29, 1986 (Article III, Section 1); on April 13, 1988 (Article IX); on March 17, 1999 (Article III, Section 1(c) and 1(d)) and on February 28, 2001 (Article III, Section 1(a)).


                  INDEPENDENT BANKSHARES, INC.

                             BYLAWS
                             ------

                            ARTICLE I

                             OFFICES

     Section 1.     The registered office shall be located in the

City of Abilene, County of Taylor, State of Texas.

     Section 2.     The corporation may also have offices at such

other places, either within or without the State of Texas, as the board  of  directors may from time to time determine  or  as  the business of the corporation may require.

                           ARTICLE II

                    MEETINGS OF SHAREHOLDERS

      Section 1.    All annual meetings of shareholders shall be

held at the offices of the corporation in the City of Abilene,

State of Texas, or at such other place, within or without the

State of Texas, as may be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Special meetings of shareholders may be held at such place, within or without the State of Texas, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The Chairman of the meeting may, either before or during any meeting of shareholders,

prescribe rules that will govern the orderly conduct,

presentation, discussion, tabling and voting, including the

procedures
for the presentation, revocation and counting of proxies, at the meeting with respect to issues to be presented at the meeting and all other aspects of any annual or special meeting of

shareholders.  The Chairman's determination of the rules and his interpretations thereof shall be in his reasonable discretion and shall be final, unless the articles of incorporation or bylaws of the corporation, or resolution of the board, or applicable law establishes rules governing a particular matter, in which case such provision shall be dispositive, or in the event that a

majority of the shareholders present in person at the meeting request that there be a shareholder vote on the Chairman's

ruling, then the Chairman's ruling may be overruled by the

affirmative vote of the holders of two-thirds of the issued and outstanding capital stock of the corporation entitled to vote on such matters at the meeting and present at the meeting in person or by proxy.

      Section 2.    Annual meetings of shareholders, commencing

with the year 1986, shall be held on the last Tuesday of April if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or on such other date as the board may designate at which the shareholders shall elect a board of directors and transact such other business as may

properly be brought before the meeting.

     Section 3.     Special meetings of the shareholders may be

called by the president, the board of directors or the holders of not less than one-tenth (1/10) of all shares entitled to vote at the meeting.

     Section 4.     Written or printed notice stating the place,

day and hour of the meeting and, in the case of a special

meeting, the purpose or purposes for which the meeting is called,

shall be delivered not less than ten (10) nor more than fifty

(50) days before the day of the

                               -2-

_______________________________
    *     As amended by the board of directors on June 12, 1985.
          As amended by the board of directors on March 26, 1986.

meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be

delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock

transfer books of the corporation, with postage thereon prepaid.

See also ARTICLE IV.

      Section  5.     Business transacted at any special  meeting

shall be confined to the purposes stated in the notice thereof.

     Section 6.     The holders of a majority of the shares

entitled to vote, represented in person or by proxy, shall

constitute a quorum at meetings of shareholders except as

otherwise provided by law or by the articles of incorporation.

If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or

represented, any business may be transacted which might have been transacted at the meeting as originally notified and called.  The shareholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some

shareholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.

     Section 7.     The vote of the holders of a majority of the

shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the shareholders'

meeting, unless the vote of a greater number is required by law or the articles of incorporation.

     Section 8.     (a) Each outstanding share, regardless of

class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or

denied by the articles of incorporation or the Texas Business

Corporation Act.  At any election for directors every shareholder entitled to vote at any such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, and shareholders of the corporation are expressly prohibited from cumulating their votes in any election for directors of the corporation.

     (b)  Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors.  Nominations by the board of

directors may be made pursuant to procedures established from time to time by the board.  Nominations by shareholders shall be made by notice in writing, delivered or mailed by first class

United States mail, postage prepaid, to the Secretary of the corporation not less than 30 days nor more than 50 days prior to any meeting of the shareholders called for the election of

directors; provided, however, that if less than 35 days notice is given by the corporation to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the corporation not later than the close of the fifth day

following the day on which notice of the meeting was mailed to shareholders.

     (c)  Each notice under subsection (b) shall set forth (i)

the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) a description of his or her qualifications and other relevant biographical

information; (iii) the number of shares of stock of the

corporation that are beneficially owned by each such nominee;

(iv) a written consent

                               -4-
_______________________________
    *     As amended by the board of directors on June 12, 1985.

of  the  nominee to serve if elected; and (v) a covenant  of  the nominee  to  provide such other information as  the  Company  may reasonably request.

     (d)  The Chairman of the meeting may, if the facts warrant,

determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and theretofore,

cannot be voted on.

     Section 9.     A shareholder may vote in person or by proxy

executed in writing by the shareholder or by his duly authorized attorney-in-fact.  No proxy shall be valid after eleven (11)

months from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.  Each proxy shall be filed with the Secretary of the corporation prior to or at the time of the meeting.  Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case, written ballots shall be used.

     Section 10.    The officer or agent having charge of the

stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof,

arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours.

Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The

original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or

transfer book or to vote at any such meeting of shareholders.

     Section 11.    Any action required by the statutes to be

taken at a meeting of the shareholders, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of

shareholders.

     Section 12.    Shareholders may participate in and hold a

meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other.  Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

                           ARTICLE III

                            DIRECTORS

      Section 1.    (a) The number of directors of the

corporation, excluding advisory directors, if any, shall be not less than seven (7) nor more than thirty (30), and within that minimum and maximum shall be such number as shall be from time to time specified by resolution of the board of directors; provided,

however, that no director's term shall be shortened by reason of a resolution reducing the number of directors.  Vacancies in the board shall be filled as provided in Section 2 of this Article.

Directors need not be residents of the State of Texas or

shareholders of the corporation.  Any director may be removed at any time, but only for cause, at any special or annual meeting of the shareholders, by the affirmative vote of a majority number of shares of the shareholders present, in person or by proxy, at such meeting and entitled to vote
for the election of such director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.  The term "cause" herein is defined to mean conviction of a felony, an adjudication of negligence or misconduct,

inability or incapacity to perform the material duties required of a director or failure to attend at least six (6) consecutive or fifty percent (50%) of the regular or special meetings of the

Board of Directors during any one calendar year.

     (b)  Advisory directors, who shall not have the power to

vote on matters submitted to a vote of the board of directors,

may be selected by a majority of the elected directors in such numbers as the elected directors deem desirable.  Advisory

directors shall serve until such time as they resign or are

removed by a majority of the elected directors.

     * (c)     No person shall be eligible to be newly elected or

appointed, or to continue to serve, as a director of the

corporation after reaching 75 years of age; provided, however,

that any person who was a director on March 17, 1999, and was older than age 70 at such date shall be eligible to be elected and appointed, and to continue to serve, as a director of the corporation until such person reaches age 80. As soon as a

person's eligibility to continue to serve as a director of the corporation terminates because of such person's age, such person shall immediately be deemed to have retired and resigned as a director without further action by such person or the

corporation's board of directors or shareholders.

     *  (d)     Any director, following mandatory retirement as a

director because of the age limitations contained in Section 1(c)

of  this  Article,  may,  at  the  discretion  of  the  board  of directors,  be  elected by the directors as an advisory  director

     (including a director emeritus) of the

- -----------------------
     * As amended by the board of directors on March 26, 1986, effective April 29, 1986.
     *    As amended by the board of directors on March 17, 1999.

corporation.  An advisory director shall have the right to attend and participate in meetings of the board of directors, and to receive such compensation in connection therewith as the board may approve from time to time, but shall not have the right to vote and shall not be counted in determining a quorum.  Advisory directors shall serve at the pleasure of the board of directors until their earlier death, resignation or removal (with or

without cause) by the board of directors.

     Section 2.     Any vacancy occurring in the board of

directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors, except that any vacancy in the board of directors resulting from the removal of a director by the shareholders shall be filled only by the shareholders entitled to vote at an annual meeting or a special meeting called for that purpose.  A director elected to fill a vacancy shall be elected for the

unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of the shareholders entitled to vote called for that purpose.

     Section 3.     The business and affairs of the corporation

shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

               MEETINGS OF THE BOARD OF DIRECTORS

     Section 4.     Meetings of the board of directors, regular

or special, may be held either within or without the State of

Texas.

     Section 5.     The first meeting of each newly elected

reconstituted board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual

- -------------------------------------------------------------
   *    As amended by the board of directors on March 17, 1999.

meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the

meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

      Section  6.     Regular meetings of the board of  directors

may  be  held  without notice at such time and at such  place  as shall from time to time be determined by the board of directors.

     Section 7.     Special meetings of the board of directors

may be called by the president and shall be called by the

secretary on the written request of a majority of the directors.

Written notice of special meetings of the board of directors shall be given to each director at least three (3) days before the date of the meeting.  Except as otherwise expressly provided by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 8.     A majority of the directors shall constitute

a quorum for the transaction of business and the act of the

majority of the directors present at the meeting at which a

quorum is present shall be the act of the board of directors,

unless a greater number is required by law or by the articles of incorporation.  If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.  At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called.

     Section 9.     Any action required or permitted to be taken

at a meeting of the board of directors or the executive committee may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the board of directors or the executive committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

     Section 10.    Directors and committee members may

participate in and hold a meeting by means of conference

telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other.

Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

                     COMMITTEES OF DIRECTORS

     Section 11.    The board of directors, by resolution adopted

by a majority of the whole board, may designate from among its members an executive committee and one or more other committees,

each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the board of

directors in the business and affairs of the corporation except where the action of the board of directors is required by

statute.  Vacancies in the membership of a committee shall be filled by the board of directors at a regular or special meeting of the board of directors.  The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.  The designation of any such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any

responsibility imposed upon it or him by law.

                    COMPENSATION OF DIRECTORS

     Section 12.    The directors may be paid their expenses, if

any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director.  No such

payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Members of special or standing committees may be allowed like compensation for attending committee meetings.

                      CHAIRMAN OF THE BOARD

     Section 13.    The board of directors may, in its

discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees.  The chairman of the board shall have such other powers and shall perform such other duties as shall be designated by the board of directors.

The chairman of the board shall be a member of the board of

directors but no other officers of the corporation need be a director.  The chairman of the board shall serve until his

successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the board of

directors.

                           ARTICLE IV

                             NOTICES

      Section 1.     Notices to directors and shareholders  shall

be in writing and delivered personally or mailed to the directors or  shareholders at their addresses appearing on the books of the corporation.  Notice by mail shall be deemed to be given  at  the time when
same shall be mailed.  Notice to directors may also be given by telegram, and shall be deemed delivered when same shall be

deposited at a telegraph office for transmission and all

appropriate fees therefor have been paid.

     Section 2.     Whenever any notice is required to be given

to any shareholder or director under the provisions of the

statutes or of the articles of incorporation or of these bylaws,

a waiver thereof in writing signed by the person or persons

entitled to such notice, whether before or after the time stated

therein, shall be equivalent to the giving of such notice.

     Section 3.     Attendance of a director at a meeting shall

constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                            ARTICLE V

                            OFFICERS

     Section 1.     The officers of the corporation shall consist

of a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of

directors.  Any two or more offices may be held by the same

person, except that the president and secretary shall not be the same person.

     Section 2.     The board of directors at its first meeting

after each annual meeting of shareholders shall choose a

president, one or more vice presidents, a secretary and a

treasurer, none of whom need be a member of the board.

      Section  3.     Such other officers and assistant  officers

and agents as may be deemed necessary may be elected or appointed by the board of directors.

      Section  4.     The salaries of all officers and agents  of

the corporation shall be fixed by the board of directors.

     Section 5.     The officers of the corporation shall hold

office until their successors are chosen and qualify.  Any

officer or agent or member of the executive committee elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Any vacancy occurring in any office of the

corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

                          THE PRESIDENT

     Section 6.     The president shall be the chief executive

officer of the corporation, shall have general and active

management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.  He shall perform such other duties and have such other authority and powers as the board of directors may from time to time prescribe, and he may from time to time delegate duties, authority and powers to the other officers of the

corporation.  In the absence of the chairman of the board or in the event the board of directors shall not have designated a chairman of the board, the president shall preside at meetings of the shareholders and the board of directors.

     Section 7.     He shall execute bonds, mortgages and other

contracts requiring a seal, under the seal of the corporation,

except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                       THE VICE PRESIDENTS

     Section 8.     The vice presidents in the order of their

seniority, unless otherwise determined by the board of directors,

shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the board of directors shall prescribe.

              THE SECRETARY AND ASSISTANT SECRETARY

     Section 9.     The secretary shall attend all meetings of

the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be

prescribed by the board of directors or president, under whose supervision he shall be.  He shall keep in safe custody the seal of the corporation and, when authorized by the board of

directors, affix the same to any instrument requiring it and,

when so affixed, it shall be attested by his signature or by the signature of the treasurer or any assistant secretary.

     Section 10.    The assistant secretaries in the order of

their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary,

perform the duties and exercise the powers of the secretary.

They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

             THE TREASURER AND ASSISTANT TREASURERS

     Section 11.    The treasurer shall have the custody of the

corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable

effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 12.    He shall disburse the funds of the

corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings or when the board of directors so requires an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 13.    If required by the board of directors, he

shall give the corporation a bond in such sum and with such

surety or sureties as shall be satisfactory to the board of

directors for the faithful performance of the duties of his

office and for the restoration the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 14.    The assistant treasurers in the order of

their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer,

perform the duties and exercise the powers of the treasurer.

They shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                           ARTICLE VI

                     CERTIFICATES FOR SHARES

     Section 1.     The corporation shall deliver certificates

representing all shares to which shareholders are entitled; and

such certificates shall be signed by the president or a vice president, and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.  No certificate shall be issued for any share until the consideration therefor has been fully paid.  Each certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of

Texas, the
name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate

represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

     Section 2.     If the corporation is authorized to issue

shares of more than one class, each certificate representing shares issued by the corporation (1) shall conspicuously set forth on the face or back of the certificate a full statement of

(a) all of the designations, preferences, limitations, and

relative rights of the shares of each class authorized to be issued and, (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or (2)

shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the articles of

incorporation on file in the office of the Secretary of State and

(b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge on written

request to the corporation at its principal place of business or registered office.

     Section 3.     If the corporation has by its articles of

incorporation limited or denied the preemptive right of

shareholders to acquire unissued or treasury shares of the

corporation, every certificate representing shares issued by the corporation (1) shall conspicuously set forth upon the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the articles of

incorporation, or (2) shall conspicuously state on the face or back of the certificate (a) that there is on file in the office of the Secretary of State a full statement of the limitation or denial of preemptive rights contained in the articles of

incorporation, and (b) that
the corporation will furnish a copy of such statement to any shareholder without charge upon written request to the

corporation at its principal place of business or registered office.

     Section 4.     The signatures of the president or vice

president and the secretary or assistant secretary upon a

certificate may be facsimiles, if the certificate is

countersigned by a transfer agent, or registered by a registrar,

other than the corporation itself or an employee of the

corporation.  In case any officer who has signed or whose

facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued,

it may be issued by the corporation with the same effect as if he were such officer at the date of the issuance.

                        LOST CERTIFICATES

     Section 5.     The board of directors may direct a new

certificate or certificates to be issued in place of any

certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed.  When authorizing such issue of a new certificate
or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 6.     Upon surrender to the corporation or the

transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession,

assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                RESTRICTION ON TRANSFER OF SHARES

     Section 7.     If the corporation issues any shares which

are not registered under the Securities Act of 1933, as amended,

the transfer of any such shares shall be restricted in accordance with the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the 'Act'), and may not be offered for sale, sold or transferred unless a registration statement under the Act is then in effect with respect to such shares or an exemption from the registration requirement of the Act is then in fact applicable to such sale, transfer or offer for sale. In addition, these shares have been issued pursuant to the intrastate offering exemption of the Act [Section 3(a)(11)] and Rule 147 thereunder, and may not, prior to nine months after the last sale of any security issued by the corporation pursuant to the offering of which these shares are a part, be sold to anyone not a resident of the State of Texas."

     In the event any restriction on the transfer, or

registration of the transfer, of shares shall be imposed or

agreed to by the corporation, each certificate representing

shares so restricted (1) shall conspicuously set forth a full or summary statement of the restriction on the face of the

certificate, or (2) shall set forth such statement on the back of the certificate and conspicuously refer to the same on the face of the certificate, or (3) shall conspicuously state on the face or back of the certificate that such a restriction exist pursuant to a specified document and (a) that the corporation will furnish to the record holder of the certificate without charge upon

written request to the corporation at its principal place of business or registered office a copy of the specified document,

or (b) if such document is one required or permitted by law to be and has been filed, that such specified document is on file in the office of the Secretary of State and contains a full

statement of such restriction.

        CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

     Section 8.     For the purpose of determining shareholders

entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the board of directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days.  If the stock

transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10)

days immediately preceding such meeting.  In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of

shareholders, such date in any case to be not more than fifty

(50) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or

shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of

shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

                     REGISTERED SHAREHOLDERS

     Section 9.     The corporation shall be entitled to

recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the

State of Texas.

                           ARTICLE VII

                       GENERAL PROVISIONS

     Section 1.     The board of directors may declare and the

corporation may pay dividends on its outstanding shares in cash,

property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

     Section 2.     The board of directors may by resolution

create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

                     REPORT TO SHAREHOLDERS

     Section 3.     The board of directors must, when requested

by the holders of at least one-third (1/3) of the outstanding shares of the corporation, present written reports of the

situation and amount of business of the corporation.

                             CHECKS

     Section 4.     All checks or demands for money and notes of

the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may time to time designate.

                           FISCAL YEAR

     Section 5.     The fiscal year of the corporation shall be

fixed by the resolution of the board of directors.

                              SEAL

     Section 6.     The corporate seal shall have inscribed

thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Texas." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                          ARTICLE VIII

                       AMENDMENT OF BYLAWS

     These bylaws may be altered, amended or repealed or new

bylaws may be adopted at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting), subject to repeal or change at any

meeting of the shareholders at which a quorum is present, by the affirmative vote of the holders of two-thirds of the stock of the corporation entitled to vote and present, in person or by proxy,

at such meeting (provided notice of the proposed alteration,

amendment or repeal is contained in the notice of the meeting).

                           ARTICLE IX

                         INDEMNIFICATION

     The corporation (i) shall indemnify, and advance expenses

incurred by, any director or officer to the maximum extent such indemnification and advancement of expenses is permitted to

directors of the corporation by Article 2.02-1 of the Texas

Business Corporation Act, (ii) in the discretion of the Board of

Directors, may indemnify any person to the maximum extent

permitted by law, and (iii) may purchase such indemnification insurance or other arrangements as the Board of Directors may determine from time to time, to the maximum extent permitted by law.

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     *    As amended by the board of directors on June 12, 1985.
     *    As amended by the board of directors on April 13, 1988.